Exhibit 99.1

PMC COMMERCIAL TRUST ANNOUNCES COMPLETION OF MERGER

WITH CIM URBAN REIT

PMC Shares Will Trade On NASDAQ Global Market

Under Ticker Symbol “PMCT”

DALLAS—March 11, 2014—PMC Commercial Trust (“PMC”) announced today that it has completed its merger with CIM Urban REIT and will begin operations as a diversified real estate investment trust (REIT). PMC’s common shares will begin trading on the NASDAQ Global Market under ticker symbol “PMCT” starting Wednesday, March 12, 2014.

Pursuant to the merger agreement, an affiliate of CIM Urban REIT received approximately 22.0 million newly-issued common shares of beneficial interest and approximately 65.0 million newly-issued preferred shares of beneficial interest. Each preferred share will be automatically converted into seven common shares. When fully converted, the newly issued shares represent in the aggregate approximately 97.8% of PMC’s outstanding common shares. The newly-issued shares are subject to a lock-up agreement executed at the closing of the merger.

“Today marks the first time that individual investors will have access to CIM’s institutional real estate and infrastructure investment platform,” said Richard S. Ressler, Chairman of the Board of PMC and Co-Founder and Principal of CIM Group, the manager of PMC. “PMC is now a well-capitalized owner of top-tier real estate assets located in some of the best performing real estate markets in North America. With our strong balance sheet and our deep team of investment professionals focused on growing PMC’s commercial property holdings and lending platform, we anticipate that our exciting company will be attractive to investors as we focus our efforts on growing our quarterly dividends and the value of our company.”

“This merger achieves the goals that PMC’s Board of Trust Managers set in order to maximize value for our shareholders by partnering with a best-in-class real estate and infrastructure investor,” said Jan F. Salit, President of PMC. “Over the past few months, we forged a stronger relationship with the experienced team at CIM across its nationwide network of offices, and we believe more firmly than ever that this merger will be beneficial to our shareholders, especially over the long term.”

In conjunction with the merger, a closing cash dividend of $5.50 per common share was declared and will be payable to shareholders of record as of March 10, 2014. In addition, the pro-rata portion of PMC’s regular quarterly cash dividend accrued through today’s date, $0.095 per share, will also be paid together with the closing cash dividend on March 25, 2014.

For questions or additional information, please visit the Investors section of www.pmctrust.com, which contains its SEC filings, or contact directly by email at investors@pmctrust.com.

ABOUT PMC COMMERCIAL TRUST

PMC Commercial Trust is a diversified real estate investment trust (REIT), which derives value through its stabilized real estate holdings and real estate lending platform. The company’s stabilized real estate and real estate-related assets are located in high density, high barrier-to-entry urban markets in the U.S. such as New York City, the Washington, D.C. metro area, Los Angeles, and the San Francisco Bay Area. The manager of PMC, CIM Group, is comprised of a seasoned team of real estate and investment professionals with extensive expertise including in-house research, acquisition, investment, development, finance, leasing, and asset management capabilities. In addition, PMC operates a real estate lending platform, which includes originating and servicing loans under the U.S. Small Business Administration 7(a) Guaranteed Loan Program as well as conventional loans.

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of PMC on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements

PMC bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of PMC and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in the definitive proxy statement / prospectus of PMC dated December 30, 2013 under the heading “Risk Factors”, the supplement to proxy statement/ prospectus of PMC dated January 31, 2014 under the heading “Update to Risk Factors” and other risks detailed in PMC’s filings with the SEC, including but not limited to PMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for PMC to predict all of them. Nor can PMC assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. PMC undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:

Investor Relations:

Mary Jensen, Vice President – Investor Relations

mjensen@cimgroup.com

323 860-7482

Media Relations:

Bill Mendel

bill@mendelcommunications.com

212 397-1030